News Release

Artio Global Investors Inc.

Artio Global Investors Inc. Announces November Month-End Assets Under Management

New York – (BUSINESS WIRE) – December 12, 2012 – Artio Global Investors Inc. (NYSE: ART) today reported preliminary month-end assets under management of $15.0 billion as of November 30, 2012, compared to $16.7 billion as of October 31, 2012.

About Us

Artio Global Investors Inc. is the indirect holding company of Artio Global Management LLC (“Artio Global”), a registered investment adviser that actively invests in global equity and fixed income markets, primarily for institutional and intermediary clients.

Headquartered in New York, Artio Global offers a select group of equity and fixed income strategies, including International Equity, Global Equity, High Grade Fixed Income, High Yield and Local Emerging Markets Debt. Access to these strategies is offered through a variety of investment vehicles, including separate accounts, commingled funds and mutual funds.

For more information, please visit www.artioglobal.com.

Investors:	Media:
Peter Sands	Neil Shapiro
Head of Investor Relations	Intermarket Communications
+1 212 297 3891	+1 212 754 5423
ir@artioglobal.com